Exhibit 99.1

Press Release

ALTICE USA ANNOUNCES THE COMPLETION OF THE

TRANSACTIONS TO COMBINE ITS SUDDENLINK AND OPTIMUM

BUSINESSES UNDER A SINGLE CREDIT SILO

NOVEMBER 27, 2018 (NEW YORK) —Altice USA, Inc. (“Altice USA”, NYSE: ATUS) has today announced the completion of the combination (the “Combination”) of its Suddenlink (Cequel) and Optimum (Cablevision) businesses under a single credit silo, which is intended to further simplify its structure and operations.

The Combination marks a significant milestone in the integration of the Suddenlink and Optimum businesses and aligns Altice USA’s debt capital structure with the way Altice USA is managed: as a unified company with a common strategy. The Combination will result in a more diversified credit silo which is expected to simplify Altice USA’s financing strategy and financial reporting requirements.

FORWARD-LOOKING STATEMENTS

This press release contains certain estimates and other “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, or other similar words, phrases or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the expected benefits of the Combination and other statements that are not historical facts. These statements are based on the current expectations of Altice USA management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Altice USA’s businesses and actual results may differ materially.

The forward-looking statements in this press release speak only as of date of this announcement. Altice USA undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

Contacts

Head of Investor Relations

Nick Brown: +1 917 589 9983 / nick.brown@alticeusa.com

Head of Communications

Lisa Anselmo: +1 929 418 4362 / lisa.anselmo@alticeusa.com

About Altice USA

Altice USA (NYSE: ATUS) provides broadband communications and video services in the United States, delivering broadband, pay television, telephony services, proprietary content and advertising services to approximately 4.9 million Residential and Business customers across 21 states through its Optimum and Suddenlink brands.